                                                                    EXHIBIT 99.1

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma financial information is included in this report:

  - Pro Forma Condensed Combined Balance Sheet as of April 30, 2004 (unaudited)

  - Pro Forma Condensed Combined Statement of Operations for the three months ended April 30, 2004 (unaudited)

  - Pro Forma Condensed Combined Statement of Operations for the nine months ended April 30, 2004 (unaudited)

  - Pro Forma Condensed Combined Statement of Operations for the year ended July 31, 2003 (unaudited)

  The unaudited pro forma condensed combined balance sheet as of April 30, 2004 combines the unaudited condensed consolidated balance sheet of NaviSite as of April 30, 2004 with the condensed consolidated balance sheet of Surebridge as of March 31, 2004.

  The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 combines the unaudited pro forma condensed consolidated statement of operations of NaviSite for the fiscal year ended July 31, 2003 with the unaudited condensed consolidated results of operations of Surebridge for the twelve months ended June 30, 2003. As required under Article 11(c)(3) of Regulation S-X, Surebridge's December 31, 2002 fiscal year end has been conformed to be within 93 days of NaviSite's July 31, 2003 fiscal year end by using Surebridge's results of operations for the twelve months ended June 30, 2003. In addition, the unaudited pro forma condensed combined statements of operations for the three and nine months ended April 30, 2004 combine the unaudited condensed consolidated statements of operations of NaviSite for the three and nine months ended April 30, 2004 with the unaudited condensed consolidated statements of operations of Surebridge for the three and nine months ended March 31, 2004.


  The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 also gives pro forma effect to NaviSite's other recent acquisitions of ClearBlue Technologies, Inc., or CBT, Interliant, Inc., or Interliant, Conxion Corporation, or Conxion, and ClearBlue Technologies Management, Inc., or CBTM, as if they had occurred as of August 1, 2002.


  The following is a summary of the additional acquisitions noted above for which pro forma effect is given in the unaudited pro forma condensed combined statement of operations for the year ended July 31, 2003 for the portion of the fiscal year ended July 31, 2003 that each respective company was not owned by
NaviSite:


  - In August 2003, NaviSite acquired all of the outstanding shares of six wholly-owned subsidiaries of CBT with data centers in various U.S. locations and assumed the revenue and expense of four additional wholly-owned subsidiaries of CBT. Pursuant to the acquisition agreement, as amended, NaviSite had the right to acquire the four additional subsidiaries for no additional consideration at any time on or prior to August 8, 2005. In April 2004, NaviSite exercised its right to acquire the additional four subsidiaries and thereby acquired all of the outstanding shares of the additional four wholly-owned subsidiaries of CBT. This transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of the ten wholly-owned subsidiaries of CBT (as described above) and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBT's results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. The subsidiaries of CBT that NaviSite acquired are now operated as wholly-owned subsidiaries of NaviSite.


  - In May 2003, NaviSite acquired assets of Interliant related to managed messaging, application hosting and application development services. Interliant's results of operations and cash flows for the two-and-one-half months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. The Interliant business is now operated as a wholly-owned subsidiary of NaviSite.

  - In April 2003, NaviSite acquired Conxion, a provider of application hosting, content and electronic software distribution and security services. Conxion's results of operations and cash flows for the four months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. Conxion is operated as a wholly-owned subsidiary of NaviSite.


  - In December 2002, NaviSite acquired all of the issued and outstanding stock of CBTM, a wholly-owned subsidiary of CBT, NaviSite's then parent company which previously had acquired assets from the bankrupt estate AppliedTheory Corporation related to application management and application hosting services. As CBT had a controlling interest in both companies at the time of the combination, the transaction was accounted for as a combination of entities under common control, similar to a pooling-of-interests, whereby the assets and liabilities of CBTM and NaviSite were combined at their historical amounts as of the date CBT had control of both entities (September 11, 2002). CBTM's results of operations and cash flows for the eleven months ended July 31, 2003 are included in NaviSite's consolidated statement of operations and consolidated statement of cash flows for the year ended July 31, 2003. CBTM is operated as a wholly-owned subsidiary of NaviSite.


  The unaudited pro forma financial information is not necessarily indicative of the results of operations or financial position of NaviSite had the transactions assumed therein occurred, nor are they necessarily indicative of the results of operations or financial position, which may be expected to occur in the future. Furthermore, the unaudited pro forma financial information is based on assumptions that NaviSite believes are reasonable and should be read in conjunction with NaviSite's Form 10-K for the fiscal year ended July 31, 2003, Forms 10-Q for the fiscal quarters ended October 31, 2003, January 31, 2004 and April 30, 2004 and Form 8-K dated June 10, 2004 (filed June 14, 2004) previously filed.

                        NAVISITE, INC. AND SUBSIDIARIES

                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                         CONSOLIDATED                       PRO FORMA          PRO FORMA
                                           NAVISITE        SUREBRIDGE      ADJUSTMENTS           TOTAL
                                        APRIL 30, 2004   MARCH 31, 2004   APRIL 30, 2004     APRIL 30, 2004
                                        --------------   --------------   --------------     --------------
                                                  ASSETS
Current assets:
  Cash and cash equivalents...........    $   7,630         $  1,725         $     --          $   9,355
  Accounts receivable, net............       13,583            4,564               --             18,147
  Due from related party..............           12               43               --                 55
  Prepaid expenses and other current
    assets............................        4,224            1,461               --              5,685
                                          ---------         --------         --------          ---------
    Total current assets..............       25,449            7,793               --             33,242
Property and equipment, net...........       15,388            7,782               --             23,170
Intangible assets, net................       10,279            4,319               --             14,598
Goodwill..............................        3,206            6,327           40,090(a)          49,623
Other assets..........................        5,913              162               --              6,075
Restricted cash.......................        1,253              475               --              1,728
                                          ---------         --------         --------          ---------
    Total assets......................    $  61,488         $ 26,858         $ 40,090          $ 128,436
                                          =========         ========         ========          =========
                            LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK
                                    AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
  Accounts receivable financing
    line..............................    $  15,786         $     --         $     --          $  15,786
  Current notes payable...............        1,048            3,618               --              4,666
  Capital lease obligations, current
    portion...........................        2,418              139               --              2,557
  Current note payable to related
    party.............................        3,000               --               --              3,000
  Accounts payable....................        3,856            4,778               --              8,634
  Accrued expenses....................       13,628            1,943              500(b)          16,071
  Deferred revenue....................        2,196              936               --              3,132
  Customer deposits...................          135              250               --                385
                                          ---------         --------         --------          ---------
    Total current liabilities.........       42,067           11,664              500             54,231
Capital lease obligations, less
  current portion.....................          830               24               --                854
Accrued impairment, less current
  portion.............................        1,782               --               --              1,782
Note to AppliedTheory Estate..........        6,000               --               --              6,000
Notes payable.........................        1,352            1,019           39,300(b)          41,671
Other long-term liabilities...........          737               71               --                808
                                          ---------         --------         --------          ---------
    Total liabilities.................       52,768           12,778           39,800            105,346
                                          ---------         --------         --------          ---------
Redeemable convertible preferred
  stock...............................           --           62,144          (62,144)(b)             --
Stockholders' equity (deficit):
  Treasury stock......................           --             (465)             465(b)              --
  Common stock........................          249              109              (79)(b)            279
  Deferred compensation...............       (1,699)              --               --             (1,699)
  Accumulated other comprehensive
    income............................            9               --               --                  9
  Additional paid-in capital..........      438,482            9,487            4,853(b)         452,822
  Accumulated deficit.................     (428,321)         (57,195)          57,195(b)        (428,321)
                                          ---------         --------         --------          ---------
    Total stockholders' equity
      (deficit).......................        8,720          (48,064)          62,434             23,090
                                          ---------         --------         --------          ---------
    Total liabilities, redeemable
      convertible preferred stock and
      stockholders' equity
      (deficit).......................    $  61,488         $ 26,858         $ 40,090          $ 128,436
                                          =========         ========         ========          =========

                        NAVISITE, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                            CONSOLIDATED
                              NAVISITE            SUREBRIDGE                         PRO FORMA
                         THREE MONTHS ENDED   THREE MONTHS ENDED    PRO FORMA    THREE MONTHS ENDED
                           APRIL 30, 2004       MARCH 31, 2004     ADJUSTMENTS     APRIL 30, 2004
                         ------------------   ------------------   -----------   ------------------
Total revenue..........       $20,185              $11,940           $   --           $32,125
                              -------              -------           ------           -------

Cost of revenue:
  Cost of revenue......        14,217                7,777               --            21,994
  Impairment,
     restructuring and
     other.............            --                   --               --                --
                              -------              -------           ------           -------
     Total cost of
       revenue.........        14,217                7,777               --            21,994
                              -------              -------           ------           -------
     Gross profit......         5,968                4,163               --            10,131
                              -------              -------           ------           -------

Operating expenses:
  Product
     development.......           230                   --               --               230
  Selling and
     marketing.........         1,848                1,961               --             3,809
  General and
     administrative....         6,097                2,534               --             8,631
  Impairment,
     restructuring and
     other.............           206                   --               --               206
                              -------              -------           ------           -------
     Total operating
       expenses........         8,381                4,495               --            12,876
                              -------              -------           ------           -------
     Loss from
       operations......        (2,413)                (332)              --            (2,745)

Other income (expense):
  Interest income......            18                    2               --                20
  Interest expense.....          (656)                 (89)            (983)(c)        (1,728)
  Other income
     (expense), net....            25                   --               --                25
                              -------              -------           ------           -------
     Net loss..........       $(3,026)             $  (419)          $ (983)          $(4,428)
                              =======              =======           ======           =======
Basic and diluted net
  loss per share.......       $ (0.12)                                                $ (0.16)
                              =======                                                 =======
Weighted average basic
  and diluted shares
  used in computing net
  loss per share.......        24,809                                 3,000(b)         27,809
                              =======                                ======           =======

                        NAVISITE, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                              CONSOLIDATED
                                NAVISITE           SUREBRIDGE                         PRO FORMA
                            NINE MONTHS ENDED   NINE MONTHS ENDED    PRO FORMA    NINE MONTHS ENDED
                             APRIL 30, 2004      MARCH 31, 2004     ADJUSTMENTS    APRIL 30, 2004
                            -----------------   -----------------   -----------   -----------------
Total revenue.............       $65,987             $33,079          $    --         $ 99,066
                                 -------             -------          -------         --------
Cost of revenue:
  Cost of revenue.........        48,899              22,925               --           71,824
  Impairment,
     restructuring and
     other................           633                  --               --              633
                                 -------             -------          -------         --------
     Total cost of
       revenue............        49,532              22,925               --           72,457
                                 -------             -------          -------         --------
     Gross profit.........        16,455              10,154               --           26,609
                                 -------             -------          -------         --------
Operating expenses:
  Product development.....           890                  --               --              890
  Selling and marketing...         5,724               6,533               --           12,257
  General and
     administrative.......        16,342               8,633               --           24,975
  Impairment,
     restructuring and
     other................         1,608                  --               --            1,608
                                 -------             -------          -------         --------
     Total operating
       expenses...........        24,564              15,166               --           39,730
                                 -------             -------          -------         --------
     Loss from
       operations.........        (8,109)             (5,012)              --          (13,121)
Other income (expense):
  Interest income.........           115                  10               --              125
  Interest expense........        (1,935)               (250)          (2,948)(c)       (5,133)
  Other income (expense),
     net..................           111                  --               --              111
                                 -------             -------          -------         --------
     Net loss.............       $(9,818)            $(5,252)         $(2,948)        $(18,018)
                                 =======             =======          =======         ========
Basic and diluted net loss
  per share...............       $ (0.40)                                             $  (0.65)
                                 =======                                              ========
Weighted average basic and
  diluted shares used in
  computing net loss per
  share...................        24,685                                3,000(b)        27,685
                                 =======                              =======         ========

                        NAVISITE, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                            CONSOLIDATED
                              NAVISITE       SUREBRIDGE                                                                 PRO FORMA
                            TWELVE MONTHS   TWELVE MONTHS     CBT        CBTM     CONXION    INTERLIANT                 YEAR ENDED
                                ENDED           ENDED       8/1/02 -   8/1/02 -   8/1/02 -    8/1/02 -     PRO FORMA     JULY 31,
                            JULY 31, 2003   JUNE 30, 2003   8/31/02    8/31/02    3/31/03     5/15/03     ADJUSTMENTS      2003
                            -------------   -------------   --------   --------   --------   ----------   -----------   ----------
Total revenue.............    $ 76,591         $34,343       $1,437     $2,536    $12,241     $ 20,654      $    --      $147,802
Total cost of revenue.....      70,781          22,386        1,263      1,850     19,057       11,517           --       126,854
                              --------         -------       ------     ------    -------     --------      -------      --------
    Gross profit
      (deficit)...........       5,810          11,957          174        686     (6,816)       9,137           --        20,948
                              --------         -------       ------     ------    -------     --------      -------      --------
Operating expenses:
  Product development.....         950              --           --         --         --          958           --         1,908
  Selling and marketing...       5,960           6,702            9        157      4,104        1,853           --        18,785
  General and
    administrative........      20,207           9,728          237        500      1,590       16,479           --        48,741
  Impairment,
    restructuring and
    other.................       8,882              --           --         --     (4,135)          --           --         4,747
                              --------         -------       ------     ------    -------     --------      -------      --------
    Total operating
      expenses............      35,999          16,430          246        657      1,559       19,290           --        74,181
                              --------         -------       ------     ------    -------     --------      -------      --------
    (Loss) income from
      operations..........     (30,189)         (4,473)         (72)        29     (8,375)     (10,153)          --       (53,233)
Other income (expense):
  Interest income.........         851             102           --         --         99           32           --         1,084
  Interest expense........     (43,403)           (299)          --       (140)        --       (3,284)      (3,930)(c)   (51,056)
  Other income (expense),
    net...................        (733)           (111)          --        (21)      (209)       6,149           --         5,075
                              --------         -------       ------     ------    -------     --------      -------      --------
Loss before income tax
  expense.................     (73,474)         (4,781)         (72)      (132)    (8,485)      (7,256)      (3,930)      (98,130)
Income tax expense........        (153)           (237)          --         --         --           --           --          (390)
                              --------         -------       ------     ------    -------     --------      -------      --------
Net loss..................    $(73,627)        $(5,018)      $  (72)    $ (132)   $(8,485)    $ (7,256)     $(3,930)     $(98,520)
                              ========         =======       ======     ======    =======     ========      =======      ========
Basic and diluted net loss
  per share...............    $  (6.32)                                                                                  $  (6.72)
                              ========                                                                                   ========
Weighted average basic and
  diluted shares used in
  computing net loss per
  share...................      11,654                                                                        3,000(b)     14,654
                              ========                                                                      =======      ========

                        NAVISITE, INC. AND SUBSIDIARIES

        NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

  (A)  PURCHASE PRICE ALLOCATION

  The following represents the preliminary allocation of the estimated purchase price for NaviSite's acquisition of Surebridge over the historical net book values of the acquired assets and assumed liabilities of Surebridge as of the date of the pro forma balance sheet, and is for illustrative purposes only. Assuming the transaction occurred on April 30, 2004, the estimated purchase price allocation for the acquisition of Surebridge would have been as follows (in thousands):

Working capital, including cash acquired....................   $(3,871)
Property & equipment, net...................................     7,782
Other non-current assets....................................     4,956
Long-term debt..............................................    (1,019)
Non-current liabilities.....................................       (95)
Goodwill....................................................    46,417
                                                               -------
Purchase price..............................................   $54,170
                                                               =======

  The goodwill adjustment in the pro forma condensed combined balance sheet was determined as follows (in thousands):

Elimination of pre-existing Surebridge goodwill.............   $(6,327)
Goodwill resulting from the acquisition (see above).........    46,417
                                                               -------
Goodwill adjustment.........................................   $40,090
                                                               =======


  The purchase price allocation for the acquisition of Surebridge is preliminary and is subject to adjustment upon finalization of the purchase accounting as of the date of consummation of the acquisition. NaviSite has engaged a third party to conduct a valuation of the intangible assets acquired. The third-party valuation firm has not yet completed its valuation, but NaviSite anticipates that, upon completion of the valuation, a substantial amount of the $46.4 million of preliminary goodwill will be assigned to an amortizable customer list with an identifiable useful life. Assuming a five-year useful life, every $1.0 million of identifiable intangible assets recorded would result in approximately $200,000 of annual amortization expense in the pro forma statements of operations. The final allocation of the excess of the purchase price over the book value of the net assets acquired could differ materially.


  The primary reasons for the acquisition included the addition of service offerings, specific contractual relationships with PeopleSoft and Microsoft, and established contractual revenue base, as well as potential operations savings. As the primary reasons for the acquisition were not related to the tangible net assets of Surebridge, the purchase price was significantly in excess of the fair value of the net assets acquired.


  (B)  COMPONENTS OF THE ESTIMATED PURCHASE CONSIDERATION

  The pro forma financial information reflects NaviSite's acquisition of substantially all the assets and liabilities of Surebridge for consideration valued at approximately $54.2 million. The pro forma adjustments reconcile the historical balance sheet of NaviSite to the allocated purchase price above and

                        NAVISITE, INC. AND SUBSIDIARIES

                   NOTES TO THE PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION -- (CONTINUED)

include the purchase consideration. The description of the components of the estimated purchase price consideration is as follows (in thousands):

Two promissory notes payable................................   $39,300
Fair value of 3 million shares of NaviSite common stock.....    14,370
Estimated direct acquisition costs..........................       500
                                                               -------
Total estimated purchase price..............................   $54,170
                                                               =======

  The fair value of the shares of NaviSite common stock noted in the table above was determined as follows (in thousands, except per share value):

Issuance of 3 million shares................................     3,000
Per share price of NaviSite common stock at closing.........   $  4.79
                                                               -------
Fair value of the common stock issued.......................   $14,370
                                                               =======

  The equity components of the common stock issued which is noted in the table above are as follows (in thousands):

Common stock (assumes $.01 par value).......................   $    30
Additional paid-in capital..................................    14,340
                                                               -------
Fair value of the common stock issued.......................   $14,370
                                                               =======

  For pro forma purposes, all equity accounts of Surebridge were eliminated. The adjustments to both common stock and additional paid-in capital in the pro forma condensed combined balance sheet were determined as follows (in thousands):

Elimination of pre-existing Surebridge common stock.........   $  (109)
Common stock (at par value) resulting from Navisite shares
  issued....................................................        30
                                                               -------
Common stock adjustment.....................................   $   (79)
                                                               =======
Elimination of pre-existing Surebridge additional paid-in
  capital...................................................   $(9,487)
Additional paid-capital resulting from NaviSite shares
  issued....................................................    14,340
                                                               -------
Additional paid-in capital adjustment.......................   $ 4,853
                                                               =======


  In connection with the acquisition, NaviSite did not assume any obligations related to the redeemable convertible preferred stock of Surebridge.


  (C)  INTEREST EXPENSE ON THE PROMISSORY NOTES

  Interest expense on the two promissory notes payable is calculated at 10% annually. The pro forma statements of operations assume interest will be paid in full. However, the promissory notes provide that no interest shall accrue or be payable on any principal paid within nine months. The interest

                        NAVISITE, INC. AND SUBSIDIARIES

                   NOTES TO THE PRO FORMA CONDENSED COMBINED
                      FINANCIAL INFORMATION -- (CONTINUED)

expense recorded in the pro forma condensed combined statements of operations was calculated as follows (in thousands):

                                                 THREE MONTHS   NINE MONTHS      YEAR
                                                    ENDED          ENDED        ENDED
                                                  APRIL 30,      APRIL 30,     JULY 31,
                                                     2004          2004          2003
                                                 ------------   -----------    --------
Promissory notes principal.....................    $39,300        $39,300      $39,300
Interest rate..................................         10%            10%          10%
Interest expense recorded......................    $   983        $ 2,948      $ 3,930


  We must repay the outstanding principal of the promissory notes, with all accrued interest thereon, no later than June 10, 2006. In addition, if at any time during the first six months after the date of issuance of the notes we complete certain equity or debt financings, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total net proceeds received by us in the financing. If we receive net proceeds of less than $20 million in a debt or equity financing, then we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If we receive net proceeds of between $20 million and $30 million, then we would be obligated to make a payment on the notes equal to $15 million. If we receive net proceeds in excess of $30 million, then we would be obligated to make a payment on the notes equal to 50% of the net proceeds.


  In addition, if we realize net proceeds in excess of $1.0 million from certain equity or debt financings or sales of assets at any time after six months from the date the notes were issued, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total payments, if any, made on the notes during the first six months after the notes were issued. If the amount we paid on the notes during the first six months the notes were outstanding is less than $10 million, we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding was greater than $15 million, we would be obligated to make a payment on the notes equal to 50% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding is between $10 million and $15 million, we would be obligated to make a payment on the notes equal to a percentage between 50% and 75% of the net proceeds received, such percentage to be calculated in accordance with a formula set forth in the notes.